EQUITABLE ACCUMULATOR SELECT TSA

                                      DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

OWNER:      JOHN DOE

ANNUITANT:  JOHN DOE               Age:  60                  Sex:  Male

CONTRACT:   GROUP ANNUITY CONTRACT NO. AC 6725

CERTIFICATE NUMBER:  00000

         ENDORSEMENTS ATTACHED:  Minimum Income Benefit Endorsement
                                 Endorsement Applicable to TSA Certificates
                                 Endorsement Applicable to Market Value
                                 Adjustment Terms
                                 Rider to Endorsement Applicable to Market Value Adjustment Terms

         ISSUE DATE:             May 1, 1999

         CONTRACT DATE:          May 1, 1999

ANNUITY COMMENCEMENT DATE:       August 22, 2028

         THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.
         The Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday.

         However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 except as otherwise indicated in item 8 of the Endorsement Applicable to TSA Certificates.

GUARANTEED BENEFITS:  Combined Guaranteed Minimum Income Benefit and
                      Guaranteed Minimum Death Benefit - [5% Roll Up to Age 80] [Annual Ratchet to Age 80]

BENEFICIARY:  JANE DOE


No. 94ICB-TSA1                                  Data page 1               (5/99)

PART B - -THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):  $25,000.00

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o  Alliance Aggressive Stock Fund                           $ 5,000.00
o  Alliance Common Stock Fund
o  Alliance Conservative Investors Fund
o  Alliance Global Fund
o  Alliance Growth & Income Fund
o  Alliance Growth Investors Fund
o  Alliance High Yield Fund
o  Alliance Intermediate Government Securities Fund
o  Alliance International Fund
o  Alliance Money Market Fund[*]                            $ 5,000.00
o  Alliance Small Cap Growth Fund
o  BT Equity 500 Index Fund
o  BT International Equity Index Fund
o  BT Small Company Index Fund
o  EQ/Evergreen Fund
o  EQ/Evergreen Foundation Fund
o  EQ/Putnam Balanced Fund
o  EQ/Putnam Growth & Income Value Fund
o  MFS Emerging Growth Companies Fund
o  MFS Growth with Income Fund
o  MFS Research Fund                                        $ 5,000.00
o  Merrill Lynch Basic Value Equity Fund
o  Merrill Lynch World Strategy Fund                        $ 5,000.00
o  Morgan Stanley Emerging Markets Equity Fund
o  T. Rowe Price Equity Income Fund
o  T. Rowe Price International Stock Fund
o  Warburg Pincus Small Company Value Fund                  $ 5,000.00
o  GUARANTEE PERIODS (CLASS I)
    EXPIRATION DATE AND GUARANTEED RATE
    February 15, 2000
    February 15, 2001
    February 15, 2002
    February 15, 2003
    February 15, 2004
    February 15, 2005
    February 15, 2006
    February 15, 2007
    February 15, 2008
    February 15, 2009
                                                   -------------------
                                                   TOTAL:   $25,000.00
[*Under Special Dollar Cost Averaging]

Investment Options shown are Investment Funds of our Separate Account No. 45 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):  Not applicable


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GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01): Not available under this Certificate

ANNUITY ACCOUNT VALUE (SEE SECTION 1.02): If a loan is outstanding, Annuity Account Value means the sum of the amounts in the Investment Options, plus any amount in the Loan Reserve Account.

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean generally any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): [Except as indicated below,] your initial and any subsequent Contributions are allocated according to your instructions.

[Applicable if Principal Assurance is elected by the Contract Owner]
A portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. (See Data pages, Part C; Allocation Restrictions)

[Applicable if Special Dollar Cost Averaging is elected by the Contract Owner] Special Dollar Cost Averaging - Your initial Contribution has been allocated by us to the Alliance Money Market Fund. Amounts will be transferred monthly over a twelve month period from the Alliance Money Market Fund to the other Investment Funds based on the percentages you selected. Any subsequent Contribution will be allocated according to your instructions.

CONTRIBUTION LIMITS (SEE SECTION 3.02): The only Contributions we will accept are rollover and direct transfer Contributions described in the second sentence of item 5 in the Endorsement Applicable to TSA Certificates. We will not accept Contributions from employers. The second paragraph of item 5 in the Endorsement does not apply. Your initial Contribution must be at least $25,000. Subsequent rollover or direct transfer Contributions may be made in an amount of at least $1,000. Rollover and direct transfer Contributions may be made at any time until you attain age 86. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 8 Required Minimum Distributions in Endorsement Applicable to TSA Certificates). We may refuse to accept any Contribution if the sum of all Contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable annuity accumulation certificates/contracts that you own would then total more than $2,500,000.


No. 94ICB-TSA1                                  Data page 3               (5/99)

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal will be taken; Minimum Distribution Withdrawals - Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000; Minimum Distribution Withdrawals minimum - $250.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

If there is a loan outstanding, the amount withdrawn will be limited such that the Cash Value remaining after a withdrawal is equal to at least 10% of the outstanding loan amount.

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below. The death benefit will be reduced by any outstanding loan balance.

Guaranteed Minimum Death Benefit

[Applicable for issue ages 20 through 79 if this benefit is elected by the Contract Owner]
5% Roll Up to Age 80 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 5% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, the Guarantee Periods, and the Loan Reserve Account) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any loan repayments, subsequent Contributions, and withdrawals.

Your current Guaranteed Minimum Death Benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 5% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 5% of the beginning of Contract Year


No. 94ICB-TSA1                                  Data page 4               (5/99)

Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

[Applicable for issue ages 20 through 79 if this benefit is elected by the Contract Owner]
Annual Ratchet to Age 80 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent Contributions and withdrawals.

Each withdrawal will cause a reduction in the current Guaranteed Minimum Death Benefit on a pro rata basis.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04): Life Annuity 10 Year Period Certain or Joint and Survivor Life Annuity 10 Year Period Certain

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

GUARANTEED MINIMUM INCOME BENEFIT (SEE SECTION 7.08): If you have converted the Certificate to a Traditional IRA certificate, you may apply your Annuity Account Value during the period of time indicated below to purchase a minimum amount of guaranteed lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity certificate. The Income Manager (Life Annuity with a Period Certain) payout annuity certificate provides payments during a period certain with payments continuing for life thereafter. The following paragraphs describe the conditions for exercise of the Guaranteed Minimum Income Benefit under the Traditional IRA certificate.

The period certain is based on your age at the time the Income Manager (Life Annuity with a Period Certain) is elected. The period certain is 10 years for ages 60 through 75; 9 years for age 76; 8 years for age 77; and 7 years for ages 78 through 83.

The Guaranteed Minimum Income Benefit is available only if it is exercised within 30 days following the 7th or later Contract Date anniversary under this Certificate. However, it may not be exercised earlier than your age 60, nor later than age 83.


No. 94ICB-TSA1                                  Data page 5               (5/99)

On the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, the lifetime income that will be provided under Income Manager (Life Annuity with a Period Certain) will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the amount of income that would be provided by application of your Annuity Account Value as of the Transaction Date at our then current annuity purchase factors.

Guaranteed Minimum Income Benefit Benefit Base - The Guaranteed Minimum Income Benefit benefit base is equal to the initial Contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 5% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds, the Guarantee Periods, and the Loan Reserve Account) on each Contract Date anniversary through your age 80, and 0% thereafter, and is adjusted for any loan repayments, subsequent Contributions, and withdrawals.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% and (ii) mortality tables that assume increasing longevity. See the attached table.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

Your current Guaranteed Minimum Income Benefit benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 5% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit (described above). Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 5% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

WITHDRAWAL CHARGES (SEE SECTION 8.01):  None.

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

         (a) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge: For providing the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit we will deduct annually on each Processing Date an amount equal to 0.30% of the Guaranteed Minimum Income Benefit benefit base (described above) in effect on such Processing Date. 0.30% is the maximum we will charge.


No. 94ICB-TSA1                                  Data page 6               (5/99)

         (b) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charges will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
                Current and Maximum            Annual rate of 1.10% (equivalent
                                               to a daily rate of 0.003032%).

Administration Charge:
                Current and Maximum            Annual rate of 0.25% (equivalent
                                               to a daily rate of 0.000692%).
                                               We reserve the right to increase
                                               this charge to an annual rate
                                               of 0.35%.

Distribution Charge:
                Current and Maximum            Annual rate of 0.25% (equivalent
                                               to a daily rate of 0.000695%).


No. 94ICB-TSA1                                  Data page 7               (5/99)

PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
------    MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If you are age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on your attained age (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.


No. 94ICBMVA-TSA1                               Data page 8               (5/99)

PART D -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
------    TSA CERTIFICATES (TSA ENDORSEMENT).

LOAN RESERVE ACCOUNT (SEE ITEM 10(D) OF TSA ENDORSEMENT): On the Loan Effective Date, we will transfer to the Loan Reserve Account only an amount equal to the amount of the loan (instead of 110% of such amount, as described in the TSA Endorsement).

DEFAULT (SEE ITEM 10(G) OF TSA ENDORSEMENT): By each repayment date, if the amount of the loan payment is less than the amount due or the loan payment is not received at our Processing Office, pursuant to our rights described in the TSA Endorsement, we will treat the amount of the unpaid balance of the loan at that time, including interest due but not paid, as a deemed distribution for Federal income tax purposes.


No. 94ICB-TSA1                                  Data page 9               (5/99)

                        GUARANTEED MINIMUM INCOME BENEFIT
                       TABLE OF GUARANTEED MINIMUM ANNUITY
               PURCHASE FACTORS FOR A TRADITIONAL IRA CERTIFICATE
                         FOR INITIAL LEVEL ANNUAL INCOME
                              SINGLE LIFE - FEMALE

                         ELECTION AGE                   PURCHASE FACTORS
                         ------------                   ----------------
                              60                               5.07%
                              61                               5.18
                              62                               5.29
                              63                               5.40
                              64                               5.52
                              65                               5.64
                              66                               5.77
                              67                               5.91
                              68                               6.05
                              69                               6.20
                              70                               6.35
                              71                               6.51
                              72                               6.67
                              73                               6.83
                              74                               7.00
                              75                               7.18
                              76                               7.47
                              77                               7.80
                              78                               8.14
                              79                               8.39
                              80                               8.65
                              81                               8.91
                              82                               9.19
                              83                               9.47

                  Interest Basis:   2.5%  Non-participating
                  Mortality:        1983 Individual Annuity Mortality Table "a"
                                    for Male projected with modified Scale G.

Factors required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.


No. 94ICB-TSA1                                 Data page 10               (5/99)